UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 13, 2005

(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

(323) 817-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2005, Gemstar-TV Guide International, Inc. (the “Company”) and Stephen H. Kay, the Company’s Executive Vice President and General Counsel, entered into an amendment to Mr. Kay’s employment agreement with the Company (the “Amendment”) to extend the term and modify certain other provisions of the agreement. The original Employment Agreement dated as of December 24, 2002 (the “Employment Agreement”) was scheduled to expire in December 2005. Pursuant to the Amendment, Mr. Kay will continue to serve as Executive Vice President and General Counsel from September 1, 2005 through August 31, 2007. Mr. Kay will receive a base salary at the annual rate of $660,000 from September 1, 2005 through August 31, 2006, subject to annual increase, and will be entitled to receive a discretionary annual bonus based on factors determined by the Company in its sole discretion with a target bonus of 40% of his annualized base salary. The Amendment also revised certain other provisions of the Employment Agreement, including provisions relating to termination of employment. The foregoing summary is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated September 13, 2005, between the Company and Stephen H. Kay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ Richard Battista
Richard Battista Chief Executive Officer

Date: September 14, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated September 13, 2005, between the Company and Stephen H. Kay.